UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)

April 20, 2011 (April 18, 2011)
ADVOCAT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1621 Galleria Boulevard Brentwood, TN 37027-2926

(Address of principal executive offices)
(615) 771-7575

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On April 18, 2010, the Company entered into an Eleventh Amendment to the Amended and Restated Master Lease (“Master Lease”) with Sterling Acquisition Corp. (the “Lessor”), an affiliate of Omega Healthcare Investors, Inc. The purpose of the amendment is for the Lessor to provide an additional improvement allowance of $5 million to be used for certain capital improvements at four of the Company’s nursing centers leased from the Lessor. The annual base rent payable under the existing Mater Lease shall be increased by 10.25% of the amount of the additional improvements allowance disbursed. A press release regarding this amendment is attached as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits

Number	Exhibit
99.1	Press release dated April 20, 2011
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: April 20, 2011

EXHIBIT INDEX

Number	Exhibit
99.1	Press release dated April 20, 2011